Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA



Filed in the office of the

Secretary of State of the

STATE OF NEVADA



FEB. 07 1997

C2581-97

DEAN HELLER SECRETARY OF STATE





1. NAME OF CORPORATION:  Southern Ventures, Inc.

2. RESIDENT AGENT:

   Name of Resident Agent:  Resident Agents of Nevada, Inc.

   Street Address:          1188 West Bonanza Drive, Carson
City, 89706

3. SHARES: (number of shares corporation is authorized to issue)

   Number of shares with par value:  50,000,000  Par value: .001

   Number of shares without par value: 0

4. GOVERNING BOARD: shall be styled as [Directors]  Trustees

   The FIRST BOARD OF DIRECTORS shall consist of [1] member(s) and the name(s)and address(es) is (are) as follows:

      Gordon H. Tucker 3636 Rainbow Drive Tuscaloosa, AL 35405

5. PURPOSE (optional):

6. OTHER MATTERS: Number of pages attached [0]

7. SIGNATURE(S) OF INCORPORATOR(S):

         Donald R. Karr

         1188 West Bonanza Drive

         Carson City, NV 89706

         "Donald R. Karr"



         State of NEVADA County of CARSON

         [2-7, 1997] by

         Donald R. Karr

         as incorporator of

         Southern Ventures, Inc.



 "S.L. Osheroff"

 S.L. OSHEROFF

 NOTARY PUBLIC- NEVADA

 Appt. Recorded in CARSON CITY

 My Appt. Exp. OCT. 7, 2000



8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Resident Agents of Nevada, Inc. hereby accept appointment as Resident

Agent for the above named corporation.

"Donald R. Karr"

Signature of Resident Agent  Donald R. Karr, President  Date:
[2-7-97]



              CERTIFICATE OF AMENDMENT OF ARTICLES OF
INCORPORATION

(After Issuance of Stock)      Filed by:



     [Southern Ventures, Inc.]

Name of Corporation

       We the undersigned    [Gordon H. Tucker] and

                             President or Vice President



[Elaine Knapp] of [Southern Ventures, Inc.]

Secretary or Assistant Secretary   Name of Corporation



do hereby certify:



   That the board of Directors of said corporation at a meeting duly convened, held on the [10th] day of [April , 1997], adopted a resolution to amend the original articles as follows:



   Article [3] is hereby amended to read as follows:



Number of Common Shares with par value: 40,000,000        Par
Value: .001



Number of Shares without par value: 0



Number of Class A Preferred Shares: 10,000,000            Par
Value: .001



Whose voting powers, designations, preferences, limitations, restrictions and relative rights shall be prescribed by the Board of Directors.



   The number of shares of the corporation outstanding and entitled to vote on and amendment to the Articles of Incorporation is [9,533,250];
that the said

change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



"Gordon H. Tucker"

President or Vice President



"Elaine Knapp"

Secretary or Assistant Secretary



State of [Alabama]

County of [Tuscaloosa]



   On [July 29, 1997], personally appeared before me, a Notary
Public,

[Elaine Knapp and Gordon H. Tucker], who Acknowledged that they executed the above instrument.



Acknowledged that they executed the above instrument.

"Katherine W. Duncan"  My Commission Expires March 4, 1998

Signature of Notary